FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is entered into as of May 15, 2007, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 535 Fifth Avenue, 27th Floor, New York, New York 10017 (“Bank”) and AXS-ONE INC., a Delaware corporation with its chief executive office located at 301 Route 17 North, Rutherford, New Jersey 07070 (“Borrower”).

1.

DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 13, 2005, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of September 13, 2005, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of March 14, 2006, between Borrower and Bank, as further amended by a certain Second Loan Modification Agreement dated as of October 31, 2006, between Borrower and Bank, as further amended by a certain Third Loan Modification Agreement dated as of November 11, 2006, between Borrower and Bank, and as further amended by a certain Fourth Loan Modification Agreement dated as of March 6, 2007, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.

DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of October 31, 2006 (the “IP Security Agreement”) (together with any other collateral security granted to Bank, the  “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.

ACKNOWLEDGMENT OF DEFAULT; FORBEARANCE BY BANK.  Borrower acknowledges that it is currently in default under the Loan Agreement by virtue of its failure to comply with the financial covenant set forth in subsection (a) of Section 5 of the Schedule to the Loan Agreement (relative to Borrower’s Tangible Net Worth) as of the months ended February 28, 2007 and March 31, 2007 (the “Existing Defaults”).  In addition, Borrower acknowledges that Borrower will be unable to comply with the financial covenant set forth in subsection (a) of Section 5 of the Schedule to the Loan Agreement (relative to Borrower’s Tangible Net Worth) thereof as of the month ending April 30, 2007 (the “Future Default”) (the Existing Defaults and the Future Default are collectively referred to as the “Defaults”).  Bank, however, hereby agrees to forbear from exercising its rights and remedies with respect to the Defaults until the earlier to occur of (i) an Event of Default under the Loan Agreement (other than the Defaults) or (ii) June 15, 2007.  Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this section or anywhere in this Agreement shall be deemed or otherwise construed as a waiver by the Bank of the Defaults or of any of its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise.

4.

FEES.  Borrower shall pay to Bank a forbearance fee equal to Seven Thousand Five Hundred Dollars ($7,500.00) which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this Agreement.

5.

RATIFICATION OF IP SECURITY AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement and acknowledges, confirms and agrees that the IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

6.

RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 11, 2004 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

7.

CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.

RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.

NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.

CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Agreement.

11.

COUNTERSIGNATURE.  This Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Agreement is executed as of the date first written above.

BORROWER:

BANK:

AXS-ONE INC.

SILICON VALLEY BANK

By: /s/ Joseph P. Dwyer

By: /s/ Jay T. Tracy

Name: Joseph P. Dwyer

Name: Jay T. Tracy

Title: Chief Financial Officer

Title: Vice President